                                                                    Exhibit 10.3

                            SHARE EXCHANGE AGREEMENT

            SHARE EXCHANGE AGREEMENT, dated as of May 19, 1999 (the "Agreement"), by and among W.P. Stewart & Co. Ltd., a Bermuda company ("WPS Ltd."), TPR & Partners, N.V., a corporation organized under the laws of The Netherlands ("TPR Netherlands") and TPR Curacao N.V., a corporation organized under the laws of The Netherlands Antilles ("TPR Curacao" and, together with TPR Netherlands, the "TPRS Equity Owners").

            WHEREAS, each TPRS Equity Owner owns the number of issued and outstanding shares of capital stock of TPRS Services N.V., a corporation organized under the laws of The Netherlands Antilles ("TPRS"), set forth with respect to such TPRS Equity Owner on Exhibit A hereto; and

            WHEREAS, the TPRS Equity Owners and WPS Ltd. desire to effect the exchange of 1,152,000 shares of WPS Ltd. Capital Stock (as defined below) for 15,000 shares of TPRS Capital Stock (as defined below) currently owned by the TPRS Equity Owners, upon the terms and subject to the conditions set forth in this Agreement.

            NOW THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

            "Adverse Effect" with respect to any Person shall mean a materially adverse effect on any of the business, the Share Exchange, the capital stock, the assets, or the liabilities, working capital, earnings, condition (financial or otherwise), operating results, prospects, or employee, client, customer or supplier relations of such Person, or the ability of such Person to perform its obligations under the Transaction Documents or to conduct its business as presently conducted or as proposed to be conducted.

            "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (b) ownership, directly or indirectly, of 10% or more of the Equity Interests of such Person.

            "Agreement" shall mean this Share Exchange Agreement, dated as of May __, 1999, by and between WPS Ltd., TPR Netherlands and TPR Curacao as such Agreement may be amended from time to time.

            "Assigned Agreements" shall mean the agreements listed on Exhibit C hereto.

            "Assignment" shall mean the instruments of assignment listed on Exhibit B hereto, executed by the TPRS Equity Owner that is a party thereto and all other parties thereto, in each case in substantially the form attached hereto as Exhibits B-1 and B-2 hereto.

            "Closing Date" shall mean the close of business on May __, 1999, or such other date as may be mutually agreed upon in writing by the parties hereto.

            "Consenting Party" shall mean any Person whose consent or waiver is or may be required under any Contract in connection with the Transaction Documents or the consummation by either party of any of the transactions contemplated thereby.

            "Contracts" shall mean any and all of the agreements, contracts or commitments of TPRS described in the TPRS Disclosure Schedules.

            "Effective Date" shall mean 12:01 a.m. on January 1, 1999.

            "Employee Plans" means any pension, profit sharing, stock option, stock appreciation, employee stock purchase, bonus, benefit or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement including, without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement.

            "Encumbrances" shall mean any claim, mortgage, deed of trust, restrictive covenant, reservation, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance of any kind or other rights of third parties (including, without limitation, preemptive rights), whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee or lessor or lessee under any conditional sales agreement, capital lease or other title retention agreement.

            "Equity Interests" shall mean the capital stock, or other equity interests (including the TPRS Capital Stock) or options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements, commitments to issue or other rights of any kind to acquire capital stock, or other equity interests of any Person.


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            "Indebtedness" shall mean, with respect to any Person, (a)
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise and any commitment by which such Person insures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person insures a creditor against loss, and (d) any unsatisfied obligation of such Person to any Employee Plan.

            "Investment" shall mean, with respect to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person.

            "Legal Requirement" shall mean any action, law, statute, treaty, rule, regulation, order, ordinance, judgment, injunction, decree, award, determination or direction of an arbitrator, court or government entity, including without limitation, any zoning, environmental and safety requirement, motor vehicle safety requirements or standards or any requirements arising thereunder.

            "Other Fee Arrangements" shall mean, collectively, (i) the Agreement dated May __, 1999 between W.P. Stewart Securities Limited and TPR Netherlands,
(ii) the Cooperation Agreement dated as of May __, 1999 between W.P. Stewart Asset Management Ltd. ("WPSAM") and TPR Curacao, (iii) the Agreement dated as of December 31, 1998 by and between WPSAM and TPR Netherlands, (iv) the Agreement dated as of December 31, 1998 by and between WPSAM and TPR Curacao, (v) the Agreement dated as of December 31, 1998 by and between WPS Ltd and TPR Netherlands and (vi) the Agreement dated as of December 31, 1998 by and between WPS Ltd and TPR Curacao.

            "Permits" shall mean any and all of the licenses, permits and other regulatory or governmental authorizations, accreditations, approvals, waivers, consents, declarations or filings necessary or required to conduct the business of TPRS as presently conducted or as proposed to be conducted or to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

            "Permitted TPR Assignee" shall mean (i) any Affiliate of either TPRS Equity Owner or (ii) the children and/or spouse of any TPRS Equity Owner or any Affiliate of any TPRS Equity Owner.

            "Permitted WPS Ltd. Assignee" shall mean any Affiliate of WPS Ltd.


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            "Person" shall mean an individual, partnership, sole proprietorship, corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, governmental or regulatory authority or any other entity or organization of any kind whatsoever.

            "Representative" shall mean, with respect to any Person, any officer, director, partner, shareholder, principal, attorney, accountant, consultant, financial advisor, agent, employee or other representative of such Person.

            "Servicing Agreement" shall mean an agreement between TPRS and WPS Ltd., in substantially the form of Exhibit D hereto, pursuant to which WPS Ltd. agrees to pay to TPRS, quarterly in arrears, a servicing fee with respect to the Serviced Accounts (as defined in such Agreement) in the amount of 2.5 basis points of the value of such accounts.

            "Share Exchange" shall mean the exchange of the WPS Exchange Shares for the TPRS Exchange Shares provided for in Article 2 hereof.

            "Stock Restriction Agreement" shall mean an agreement among WPS Ltd. and each TPRS Equity Owner (and each Permitted TPR Assignee thereof who will receive WPS Ltd. Exchange Shares on the Closing Date), substantially in the form of Exhibit E hereto, providing for certain restriction on the transfer of such shares and certain circumstances in which such shares will be subject to forfeiture.

            "Tax" shall mean any domestic or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupational, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, unemployment, disability, real property, personal property, sales, use, Transfer Tax, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty or addition thereto, whether disputed or not.

            "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, whether arising out of the transactions contemplated by the Transaction Documents or otherwise.

            "TPR Expenses" shall mean all costs and expenses incurred by the TPRS Equity Owners, TPRS or any of the Representatives or Affiliates of either in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

            "TPRS Capital Stock" shall mean the issued and outstanding shares of capital stock of TPRS, par value $US 1.00 per share.

            "TPRS Disclosure Schedules" shall mean the schedules to this Agreement delivered to WPS Ltd. on or prior to the date hereof, which set forth exceptions to the


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representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement and which are hereby made a part of this Agreement and incorporated herein by reference.

            "TPRS Exchange Shares" shall mean the 15,000 shares of TPRS Capital Stock owned of record by the TPRS Equity Owners to be delivered by the TPR Equity Owners to WPS in accordance with Section 2.1 hereof.

            "WRS Financial Statements" shall mean the unaudited balance sheet of TPRS as of December 31, 1998, together with the notes thereon as prepared by TPRS (the "TPRS Balance Sheet") as previously delivered to WPS Ltd. and attached hereto as Schedule 1.1(B).

            "TPRS Shareholders' Agreement" shall mean a shareholders' agreement relating to TPRS among WPS Ltd. and each TPRS Equity Owner satisfactory in form and substance to WPS Ltd and the TPRS Equity Owners.

            "Transaction Documents" shall mean this Agreement, the Assignments, the Servicing Agreement, the Stock Restriction Agreement, the TPRS Shareholders' Agreement, the Fee Amendments and all exhibits, statements, schedules, instruments, certificates and other documents and agreements to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

            "Transfer Taxes" shall mean any and all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar Taxes and fees, including without limitation any interest, penalty or addition thereto, whether disputed or not.

            "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America.

            "WPS Ltd. Capital Stock" shall mean the issued and outstanding shares of common stock of WPS Ltd., par value $BD.001 per share.

            "WPS Ltd. Exchange Shares" shall mean the 1,152,000 shares of WPS Ltd. Capital Stock to be issued by WPS Ltd. to the TPRS Equity Owners in accordance with Section 2.2 hereof

            "WPS Ltd. Expenses" shall mean all costs and expenses incurred by WPS Ltd. or any of its Representatives and Affiliates in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

            "WPS Ltd. Financial Statements" shall mean, collectively, the balance sheet of WPS Ltd. as of December 31, 1998, together with the notes thereon (the "WPS Balance Sheet"), and the related statement of income and statement of stockholders' equity, retained earnings and changes in financial position or cash flows for WPS Ltd. for the twelve-month


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period ended December 31, 1998, together with the notes thereon, each as previously delivered to each Stockholder and attached hereto as Schedule 1.1(C).

            1.2 Other Defined Terms. The following terms shall have the meanings assigned to such terms in the corresponding Sections of this Agreement set forth below:


      Term                                           Section
      ----                                           -------
      Actions                                        4.11
      Basket Amount                                  8.2
      Closing                                        3.1
      Damages                                        8.2
      Fee Amendments                                 6.9
      Indemnification Claim Notice                   8.3
      Indemnified Party                              8.3
      Indemnifying Party                             8.3
      Proceedings                                    8.3
      TPR Curacao                                    Preamble
      TPR Indemnitees                                8.2
      TPR Netherlands                                Preamble
      TPRS                                           Preamble
      TPRS Equity Owners                             Preamble
      WPS Ltd. Indemnitees                           8.2

                                    ARTICLE 2

                                 EXCHANGE SHARES

            2.1 TPRS Equity Owners Exchange of Shares. Upon the terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, each TPRS Equity Owner hereby agrees to convey, transfer, assign and deliver to WPS Ltd., and WPS Ltd. hereby agrees to acquire from each TPRS Equity Owner, on the Closing Date, and as of the Effective Date, all of such TPRS Equity Owner rights, title and interest in and to the TPRS Exchange Shares to be conveyed by such TPRS Equity Owner (as shown on Exhibit A hereto with respect to such TPRS Equity Owner).

            2.2 WPS Ltd. Exchange of Shares. Upon the terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, WPS Ltd. hereby agrees to issue to each TPRS Equity Owner, on the Closing Date and as of the Effective Date, and each TPRS Equity Owner hereby agrees to acquire from WPS Ltd., the number of WPS Ltd. Exchange Shares set forth with respect to such TPRS Equity Owner on Exhibit A hereto.


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                                    ARTICLE 3

                                     CLOSING

            3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held at such time on the Closing Date and at such offices as the parties agree.

            3.2 Deliveries. To effect the transfers referred to in Sections 2.1 and 2.2 hereof, the following deliveries shall be made on the Closing Date:

            (a) Each TPRS Equity Owner shall deliver to WPS Ltd. (or a Permitted WPS Ltd. Assignee) certificate(s) evidencing the TPRS Exchange Shares to be conveyed by such TPRS Equity Owner as set forth on Exhibit A hereto (duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank), free and clear of any and all Encumbrances.

            (b) Each TPRS Equity Owner shall deliver to WPS Ltd. all documents, agreements and certificates required to be delivered by it pursuant to this Agreement.

            (c) WPS Ltd. shall issue to each TPRS Equity Owner certificate(s) evidencing the WPS Ltd. Exchange Shares, evidencing the record ownership of such shares by such TPRS Equity Owner (or its Permitted TPR Assignee), in the number set forth with respect to such TPRS Equity Owner on Exhibit A hereto.

            (d) WPS Ltd. shall deliver to each TPRS Equity Owner all documents, agreements and certificates required to be delivered by WPS Ltd. pursuant to this Agreement.

            (e) All instruments and documents to be executed by or on behalf of each TPRS Equity Owner and delivered to WPS Ltd. pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to WPS Ltd. All instruments and documents to be executed by or on behalf of WPS Ltd. and delivered to each TPRS Equity Owner pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to such TPRS Equity Owner.

                                    ARTICLE 4

                               REPRESENTATIONS AND
                        WARRANTIES OF TPRS EQUITY OWNERS

            A. Each TPRS Equity Owner jointly and severally hereby represents and warrants to WPS Ltd. as follows:


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            4.1 Authority; Ownership of Stock; No Conflict or Violation. Each
TPRS Equity Owner has all necessary power and authority to own the shares of TPRS Capital Stock set forth with respect to such TPRS Equity Owner on Exhibit A hereto and to enter into, deliver and carry out its obligations under the Transaction Documents. Each TPRS Equity Owner has taken all action necessary to consummate the transactions contemplated thereby and to perform its obligations thereunder. Each of the Transaction Documents to which a TPRS Equity Owner is a party has been duly executed and delivered by or on behalf of such TPRS Equity Owner. Each Transaction Document to which a TPRS Equity Owner is a party is the legal, valid and binding obligation of such TPRS Equity Owner, enforceable against such TPRS Equity Owner in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity. Each TPRS Equity Owner owns of record and beneficially all of the TPRS Exchange Shares set forth on Exhibit A hereto with respect to such TPRS Equity Owner, free and clear of all Encumbrances. The TPRS Exchange Shares of each TPRS Equity Owner represent fifty (50%) percent of the total shares of TPRS Capital Stock owned by such TPRS Equity Owner. Neither TPRS Equity Owner owns, of record or beneficially, any Equity Interests of TPRS other than the shares of TPRS Capital Stock set forth in Exhibit A hereto with respect to such TPRS Equity Owner. Upon the transfer on the Closing Date by each TPRS Equity Owner to WPS Ltd. of the TPRS Exchange Shares with respect to such TPRS Equity Owner in accordance with Section 2.1 of this Agreement, WPS Ltd. will receive good title to such shares, free and clear of all Encumbrances. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the violation by either TPRS Equity Owner of any Legal Requirement.

            4.2 No Brokers; No Agreements to Sell. Neither TPRS Equity Owner nor TPRS, nor any Representative or Affiliate of either, has any written or oral agreement, arrangement or understanding with any Person which could result in the obligation of WPS Ltd. or TPRS to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by the Transaction Documents. Except in connection with this Agreement and the other Transaction Documents, neither TPRS Equity Owner nor TPRS has any obligation, absolute or contingent, to any other Person to sell any shares of TPRS Capital Stock or to enter into any agreement with respect thereto.

            4.3 Organization of the TPRS Equity Owners; No Conflict or Violation. Each TPRS Equity Owner is duly formed and validly existing under the laws of its jurisdiction of organization. All actions necessary to authorize each TPRS Equity Owner to enter into, deliver and carry out its obligations under the Transaction Documents have been taken. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in a violation of or a conflict with the articles of organization, by-laws or other organizational document of either TPRS Equity Owner.


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            4.4 Organization of TPRS. TPRS is duly organized, validly existing
[and in good standing] under the laws of Curacao and has full corporate power and authority to own its assets and properties. TPRS has obtained all Permits necessary or required under any applicable Legal Requirement as a result of the conduct of its business or the ownership of its assets or properties. The corporate minute books, registers and other corporate books and records of TPRS are each correct, current, and complete in all material respects, nothing has been removed from such books and records, and the signatures appearing on all documents contained therein are the true signatures of the Persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with all applicable Legal Requirements. Except as disclosed on Schedule 4.4 hereto, TPRS does not own any Equity Interests of, nor is it in any manner affiliated (whether through an Investment or other participation of any kind) with any Person.

            4.5 Capitalization of TPRS. The authorized capital of TPRS consists solely of 30,000 shares of TPRS Capital Stock, 30,000 of which are issued and outstanding. All of the issued and outstanding shares of TPRS Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for shares of TPRS Capital Stock or other Equity Interests of TPRS.

            4.6 Authorization; Binding Effect. TPRS has all necessary corporate power and authority to own, lease and operate the assets owned by it.

            4.7 Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise expressly permitted pursuant to this Agreement, there has not been any:

            (a) material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects, or operating results of TPRS;

            (b) declaration, setting aside or payment by TPRS of dividends or distributions in respect of any TPRS Capital Stock or other Equity Interests of TPRS or any redemption, purchase or other acquisition of any such TPRS Capital Stock or other Equity Interests;

            (c) loan or advance of any funds or any of the assets or other property of TPRS to, or guarantee by TPRS for the benefit of, or any Investment by TPRS of any funds or other property in, any other Person;

            (d) other event or condition of any character which, in any one case or in the aggregate, has resulted in an Adverse Effect with respect to TPRS or any event or condition which could, in any one case or in the aggregate, result in an Adverse Effect for TPRS; or


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

            (e) agreement by TPRS to do any of the foregoing, as applicable.

            4.8 No Tangible Assets. Except as set forth on Schedule 4.8, TPRS does not own any real estate, fixtures, furniture, equipment or other tangible assets.

            4.9 Contracts and Commitments. Except as set forth on Schedule 4.9, TPRS is not a party to any written or oral agreement or commitment of any kind.

            4.10 TPRS Financial Statements. The TPRS Financial Statements have heretofore been delivered to WPS Ltd. The TPRS Financial Statements are complete in all material respects, have been prepared in accordance with U.S. GAAP consistently applied and in accordance with the books and records of TPRS, accurately reflect the assets, liabilities and financial condition and results of operations of TPRS and contain and reflect all necessary adjustments for a fair representation of the TPRS Financial Statements as of the dates and for the periods covered thereby.

            4.11 Litigation. Except as set forth on Schedule 4.11, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or inquiry (collectively, "Actions") pending or, to the best knowledge of the TPRS Equity Owners, threatened or anticipated against (i) TPRS or (ii) any of the transactions contemplated by the Transaction Documents. TPRS is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against TPRS.

            4.12 Liabilities. TPRS has no liabilities or obligations (absolute, accrued, contingent or otherwise), except liabilities which are reflected and adequately reserved against on the TPRS Balance Sheet.

            4.13 Compliance with Law. TPRS has complied in all respects with all applicable Legal Requirements, TPRS has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such applicable Legal Requirements, and has no reason to anticipate that any presently existing circumstances are likely to result in violations of any applicable Legal Requirements. The items described on Schedule 4.13 constitute all of the consents, filings, notices, Permits, and the like with any governmental or regulatory entity which are required to be given, obtained or made by TPRS or either TPRS Equity Owner to permit the consummation of the transaction contemplated by the Transaction Documents.

            4.14 Tax Matters. Except as set forth on Schedule 4.14, TPRS has not been required to file Tax Returns with respect to any period ending at or prior to the Closing Date. The unpaid Taxes of TPRS do not exceed as of December 31, 1998, the reserve for Tax liabilities set forth on the TPRS Balance Sheet.

            4.15 Misstatements or Omissions. No representations or warranties by the TPRS Equity Owners in any of the Transaction Documents contain or will contain any untrue


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

statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The TPRS Equity Owners have disclosed to WPS Ltd. all material events, conditions and facts affecting the TPRS Capital Stock, the assets, the earnings and the condition (financial or otherwise) of TPRS.

                                    ARTICLE 5

                               REPRESENTATIONS AND
                             WARRANTIES OF WPS LTD.

            WPS Ltd. hereby represents and warrants to each TPRS Equity Owner as follows:

            5.1 Organization; Capitalization. WPS Ltd. is a corporation duly organized and validly existing under the laws of Bermuda and has full corporate power and authority to conduct its business as is presently being conducted and to own and lease its properties and assets and to enter into, deliver and carry out its obligations under the Transaction Documents. The authorized capital of WPS Ltd. consists of 125,000,000 shares of WPS Ltd. Capital Stock, 43,920,005 of which, as of the date of this Agreement, are issued and outstanding.

            5.2 Authorization. WPS Ltd. had taken all necessary corporate action to consummate the transactions contemplated by the Transaction Documents and to perform its obligations thereunder. Each of the Transaction Documents to which WPS Ltd. is a party has been duly executed and delivered by WPS Ltd. and is a valid and binding obligation of WPS Ltd. enforceable against WPS Ltd. in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

            5.3 Issuance and Ownership of WPS Ltd. Exchange Shares. Upon the issuance by WPS Ltd. on the Closing Date to each TPRS Equity Owner (or its Permitted TPR Assignee) of the WPS Ltd. Exchange Shares issuable to such TPRS Equity Owner hereunder in accordance with Section 2.2 of this Agreement, such TPRS Equity Owner (or its Permitted TPR Assignee) will receive good title to such WPS Ltd. Exchange Shares free and clear of all Encumbrances. Such WPS Ltd. Exchange Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            5.4 Certain Consents and Approvals. Except as set forth on Schedule 5.4, no consents, filings, notices, or Permits are required to be given, made or obtained by WPS Ltd. in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby.


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

            5.5 No Brokers. Neither WPS Ltd. nor any of its Representatives or Affiliates has any written or oral agreement, arrangement or understanding with any Person which will result in the obligation of TPRS or either TPRS Equity Owner to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

            5.6 No Conflict or Violation. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the memorandum of association or bye-laws of WPS Ltd., (b) a breach of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, commitment, franchise, Permit, authorization or concession to which WPS Ltd. is a party, (c) a violation by WPS Ltd. of any applicable Legal Requirement, or (d) an imposition of any Encumbrance on any of the WPS Ltd. Exchange Shares.

            5.7 WPS Ltd. Financial Statements. The WPS Ltd. Financial Statements have heretofore been delivered to each TPRS Equity Owner. The WPS Ltd. Financial Statements are complete in all material respects, have been prepared in accordance with U.S. GAAP consistently applied and in accordance with the books and records of WPS Ltd., accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby and contain and reflect all necessary adjustments for a fair representation of the WPS Ltd. Financial Statements as of the dates and for the periods covered thereby.

            5.8 Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise expressly permitted pursuant to this Agreement, there has not been any:

            (a) material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects, or operating results of WPS Ltd.;

            (b) failure to operate its business in the ordinary course and consistent with past practices and to preserve its business intact;

            (c) change in accounting methods or practices by WPS Ltd. affecting its assets, earnings, reserves, working capital, prospects, liabilities or business;

            (d) revaluation by WPS Ltd. of any of its assets or properties, including without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

            (e) material damage, destruction or loss of or to any of the assets, properties, condition (financial or otherwise) or prospects of WPS Ltd.;

            (f) liabilities incurred by WPS Ltd. not in the ordinary course of business and consistent with past practices or any increase or change by WPS Ltd. in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; or

            (g) other event or condition of any character which, in any one case, or in the aggregate, has resulted in an Adverse Effect with respect to WPS Ltd. or any event or condition which could, in any one case or in the aggregate, result in an Adverse Effect for WPS Ltd.

            5.9 Litigation. There is no material Action pending or, to the best knowledge of WPS Ltd., threatened or anticipated against (i) WPS Ltd. or (ii) the transactions contemplated by the Transaction Documents.

            5.10 Liabilities. WPS Ltd. has no material liabilities or obligations (absolute, accrued, contingent or otherwise), except (i) liabilities which are reflected and adequately reserved against on the WPS Ltd. Balance Sheet, and (ii) liabilities incurred in the ordinary course of business and consistent with past practices since December 31, 1998.

            5.11 Compliance With Law. WPS Ltd. is conducting and has conducted its business in compliance in all material respects with all applicable Legal Requirements.

            5.12 Misstatements or Omissions. No representations or warranties by WPS Ltd. in any of the Transaction Documents contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 6

                          CONDITIONS TO THE OBLIGATIONS
                            OF THE TPRS EQUITY OWNERS

            The obligations of the TPRS Equity Owners to transfer to WPS Ltd. on the Closing Date the TPRS Exchange Shares are subject in the sole and absolute discretion of the TPRS Equity Owners, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

            6.1 Representations, Warranties and Covenants. All representations and warranties of WPS Ltd. contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and WPS Ltd. shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to each TPRS Equity Owner a certificate signed by the Chairman, the Financial Director or a Director or Managing Director of WPS Ltd. to the foregoing effect.

            6.2 Permits and Consents. All Permits, consents of Consenting Parties and all notices or filings necessary or required to permit the transactions contemplated by the Transaction Documents shall have been made or obtained.

            6.3 No Governmental Proceeding or Litigation. No Action shall have been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

            6.4 Certificates. WPS Ltd. shall have delivered to each TPRS Equity Owner (a) a certificate of Chairman, Financial Director or a Director or Managing Director of WPS Ltd. certifying that the conditions set forth in this
Article 6 have been fully satisfied, (b) a Certificate of Compliance of WPS Ltd. from the Register of Companies of Bermuda and (c) a certificate of incumbency with respect to each director or officer of WPS Ltd. who has executed any of the Transaction Documents on behalf of WPS Ltd.

            6.5 Corporate Documents. Each TPRS Equity Owner shall have received from WPS Ltd. (a) resolutions adopted by the board of directors of WPS Ltd. approving the issuance of the WPS Ltd. Exchange Shares to the TPRS Equity Owners in connection with the transactions contemplated by the Transaction Documents and (b) copies of the memorandum of association and bye-laws of WPS Ltd. as in effect on the Closing Date, in each case certified to be true and complete by the corporate secretary of WPS Ltd.

            6.6 Compliance with Legal Requirements. The consummation of the transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject TPRS or either TPRS Equity Owner to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

            6.7 Servicing Agreement. Each TPRS Equity Owner shall have received evidence satisfactory to it that the Servicing Agreement has been fully executed by or on behalf of WPS Ltd.

            6.8 TPRS Shareholders' Agreement. Each TPRS Equity Owner shall have received a counterpart of the Shareholders' Agreement fully executed by or on behalf of WPS Ltd.

            6.9 Amendments to Fee Arrangements. Each TPRS Equity Owner shall have received evidence satisfactory to it that documents evidencing amendments to certain existing fee arrangements between TPR Netherlands and/or TPR Curacao on the one side and WPS Ltd. and/or certain Affiliates of WPS Ltd. on the other side (the "Fee Amendments") have been fully executed by or on behalf of WPS Ltd. and/or the Affiliate of WPS Ltd. that is a party thereto.

            6.10 Other Fee Arrangements. Each TPRS Equity Owner shall have received evidence satisfactory to it that documents evidencing the Other Fee Arrangements have been fully executed by or on behalf of WPS Ltd and/or the Affiliate of WPS Ltd that is a party thereto.

                                    ARTICLE 7

                    CONDITIONS TO THE OBLIGATIONS OF WPS LTD.

            The obligations of WPS Ltd. to issue the WPS Ltd. Exchange Shares to the TPRS Equity Owners on the Closing Date are subject, in the sole and absolute discretion of WPS Ltd., to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

            7.1 Representations. Warranties and Covenants. All representations and warranties of the TPRS Equity Owners contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and each TPRS Equity Owner shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to WPS Ltd. certificates, signed by the President, the Chief Financial Officer or a Vice President of each TPRS Equity Owner to the foregoing effect.

            7.2 Permits and Consents. All Permits, consents of Consenting Parties and all notices or filings necessary or required to permit the transactions contemplated by the Transaction Documents shall have been made or obtained.

            7.3 No Governmental Proceeding or Litigation. No Action shall have been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

            7.4 Compliance with Legal Requirements. The consummation of the transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject WPS Ltd. or TPRS to any penalty, liability or other onerous condition arising out of any such Legal
Requirement.

            7.5 Assignments. WPS Ltd. shall have received a counterpart of the Assignment, fully-executed by the appropriate TPRS Equity Owner and all other parties thereto, relating to each Assigned Agreement, by the terms of which such TPRS Equity Owner will assign to TPRS, to the extent provided for in the Assignment relating to such Assigned Agreement, all or a portion of such TPRS Equity Owner's rights under such Assigned Agreement.

            7.6 Stock Restriction Agreement. WPS Ltd. shall have entered into the Stock Restriction Agreement, with each TPRS Equity Owner (and each Permitted TPR Assignee thereof who will receive WPS Ltd. Exchange Shares on the Closing
Date)
providing for certain restrictions in the transfer of the WPS Ltd. Exchange Shares and certain circumstances under which ownership of WPS Ltd. Exchange Shares by such TPRS Equity Owner (or Permitted TPR Assignee) will be subject to forfeiture.

            7.7 TPRS Shareholders' Agreement. WPS Ltd. shall have received a TPRS Shareholders' Agreement executed by or on behalf of each TPRS Equity Owner (and each Permitted TPR Assignee thereof who will receive WPS Ltd. Exchange Shares on the Closing Date).

            7.8 Certificates and Corporate Documents. Each TPRS Equity Owner shall have delivered to WPS Ltd. such documents and certificates of such TPRS Equity Owner and its respective officers to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by WPS Ltd., including without limitation:

            (a) a certificate of the President, the Chief Financial Officer or a Vice President of each TPRS Equity Owner dated the Closing Date, certifying that the conditions specified in this Article 7 have been fully satisfied;

            (b) copies of resolutions, certified by the appropriate officers, duly adopted by TPRS and each TPRS Equity Owner, authorizing their respective execution, delivery and performance of the Transaction Documents to which they are a party and the consummation of all transactions contemplated by the Transaction Documents;

            (c) certificates as to the good standing (or other certificates relating to the right to do business) of TPRS, from each jurisdiction in which TPRS is required to be qualified to do business;

            (d) such instruments of conveyance of the TPRS Exchange Shares reasonably requested by WPS Ltd. in order to effect the transfer to WPS Ltd. of the TPRS Exchange Shares;

            (e) articles of organization and by-laws (or other organizational documents) of TPRS and each TPRS Equity Owner, certified to be true and complete as of the Closing Date by their corporate secretaries;

            (f) a certificate of incumbency with respect to each officer of TPRS and each TPRS Equity Owner who has executed any of the Transaction Documents on behalf of such Person; and

            (g) such other documents relating to the transactions contemplated by the Transaction Documents as WPS Ltd. reasonably requests.

            7.9 Due Diligence. WPS Ltd. shall have obtained from TPRS and each TPRS Equity Owner copies of any and all corporate documents, audit reports, financial statements, Permits, applications for Permits and all other information or documents requested WPS Ltd., and WPS Ltd. shall, upon the review thereof, deem that such items and information fully meet WPS Ltd.'s satisfaction in its sole and absolute discretion.

            7.10 Amendments to Fee Arrangements. WPS Ltd. shall have received evidence satisfactory to it that the Fee Amendments have been fully executed by or on behalf of the TPR Equity Owner that is a party thereto.

            7.11 Other Fee Arrangements. WPS Ltd shall have received evidence satisfactory to it that the Other Fee Arrangements have been fully executed by or on behalf of the TPR Equity Owner that is a party thereto.

                                    ARTICLE 8

                                 INDEMNIFICATION

            8.1 Survival of Representations. etc. All statements contained in the TPRS Disclosure Schedules or in any certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of WPS Ltd. and the TPRS Equity Owners contained herein or in any instrument delivered pursuant to this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date for a period of eighteen months, other than those representations and warranties set forth in Sections 4.1, 4.3, 4.4, 4.5, 4.6, 5.1, 5.2 and 5.3 which shall survive the Closing Date for the period of any applicable statute of limitations (after giving effect to any extensions or waivers thereof). Anything to the contrary contained in this Agreement notwithstanding, the termination or expiration of any representation or warranty or indemnification obligation under this Article 8 shall not affect any claims made in writing by any Indemnified Party hereunder prior to such expiration or termination. All covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

            8.2 Indemnification.

            (a) In addition to any other right or remedy available to WPS Ltd. at law or in equity and subject to Section 8.2(c) hereof, (i) the TPRS Equity Owners shall jointly and severally indemnify WPS Ltd. and its Affiliates, Representatives and successors and permitted assigns (collectively, the "WPS Ltd. Indemnitees") against, and hold each WPS Ltd. Indemnitee harmless from, any diminution in value, demand, damage, claim, action, cause of action, deficiency, fine, liability, Tax or other loss or expense including, without limitation, interest, penalties and attorneys' fees and expenses (collectively, "Damages") arising out of or resulting from any inaccuracy, misrepresentation or breach of any representations or warranties made by such TPRS Equity Owner contained in any of the Transaction Documents or the nonfulfillment of any covenant or agreement of such TPRS Equity Owner contained in any of the

      Transaction Documents, including any Damages arising out of transactions entered into or events occurring prior to the Closing.

            (b) In addition to any other right or remedy available to TPRS Equity Owners at law or in equity, WPS Ltd. shall indemnify each TPRS Equity Owner and its Affiliates Representatives and successors and permitted assigns (collectively, the "TPR Indemnitees") against, and hold each TPR Indemnitee harmless from any Damages arising out of or resulting from any inaccuracy, misrepresentation or breach of any representations or warranties of WPS Ltd. contained in any of the Transaction Documents or the nonfulfillment of any covenant or agreement of WPS Ltd. contained in any of the Transaction Documents, including any Damages arising out of transactions entered into or events occurring prior to the Closing.

            (c) None of the WPS Ltd. Indemnitees shall be entitled to indemnification for Damages incurred unless the cumulative aggregate amount of Damages incurred by the WPS Ltd. Indemnitees under this Agreement exceeds $100,000 (the "Basket Amount"); provided, however, that in the event that the cumulative aggregate amount of all Damages incurred by the WPS Ltd. Indemnitees exceeds the Basket Amount, the TPRS Equity Owners shall be required to indemnify the WPS Ltd. Indemnitees for all Damages for which the TPRS Equity Owners have an indemnity obligation as provided in Section 8.2(a) hereof, including all amounts up to the Basket Amount (without giving effect for purposes of measuring the amount of any Damages to any materiality limitations included in any representation, warranty or covenant). The cumulative aggregate indemnity obligation of the TPRS Equity Owners under this Section 8.2 shall not exceed $12,500,000.

            The term "Damages" as used in this Section 8.2 is not limited to matters asserted by any Persons against WPS Ltd. or a TPRS Equity Owner, but includes Damages incurred or sustained by in the absence of claims by other Persons.

            8.3 Indemnification Procedures.

            (a) Notice of Claim. Any Person making a claim for indemnification pursuant to Section 8.2 (an "Indemnified Party") must give any party hereto from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim or potential claim (a "Proceeding") against or involving the Indemnified Party by any government entity or other Person or otherwise discovers or becomes aware of the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve any Indemnifying Party of its obligations pursuant to Section 8.2.

            (b) Control of Defense. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a governmental entity or other

      Person in question seeks only the recovery of a sum of money for which indemnification is provided, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided that before the Indemnifying Party assumes control of such defense it must first:

                  (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Damages relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                  (ii) furnish the Indemnified Party with reasonable assurance that the Indemnifying Party has the financial capacity to defend such Proceeding and to satisfy any such liability.

            (c) Control of Defense; Exceptions, etc. The Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense). The Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the fees and expenses of legal counsel retained by the Indemnified Party, if:

                  (i) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects,

                  (ii) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding, and/or

                  (iii) the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such Proceeding or ceasing to defend such Proceeding.

            8.4 No Right of Contribution. After the Closing, TPRS shall not have any liability to indemnify either TPRS Equity Owner on account of a misrepresentation or the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of either TPRS Equity Owner; and no TPRS Equity Owner shall have any right to seek contribution against TPRS. After the Closing, TPRS shall not have any liability to indemnify WPS Ltd. on account of a misrepresentation or the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of WPS Ltd.; and WPS Ltd. shall not have any right to seek contribution against TPRS.

                                    ARTICLE 9

                                  MISCELLANEOUS

            9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by written agreement of WPS Ltd. and each of the TPRS Equity Owners;

            (b) by WPS Ltd., if either TPRS Equity Owner is in breach of any of its obligations pursuant to the Transaction Documents or if any representation or warranty of either TPRS Equity Owner contained therein is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of WPS Ltd. set forth in any Transaction Document); or

            (c) by either TPRS Equity Owner, if WPS Ltd. is in breach of its obligations pursuant to the Transaction Documents or if any representation or warranty of WPS Ltd. contained therein is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of either TPRS Equity Owner set forth in this Agreement or in any of the other Transaction Documents).

            Any termination of this Agreement pursuant to clause (b) or (c) will be effected by written notice from the terminating party or parties to the other parties. Any termination of this Agreement pursuant to clause (b) or (c) will not terminate the liability of any party hereto for any willful failure of any party to have performed any of its obligations hereunder or for any knowing misrepresentation made by any party of any matter set forth in this Agreement or any other Transaction Document which exists at the time of such termination.

            9.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of all other parties; provided, however, that each TPRS Equity Owner may assign its right to receive WPS Ltd. Exchange Shares hereunder to any Permitted TPR Assignee of such TPRS Equity Owner if such Permitted TPR Assignee has executed and delivered to WPS Ltd. a written undertaking by which it agrees to be bound by the terms of the Stock Restriction Agreement relating to such shares and the TPRS Shareholders' Agreement and provided further that WPS Ltd. may assign its right to receive TPRS Exchange Shares hereunder to any Permitted WPS Ltd. Assignee if such assignee has agreed in writing to be bound by the TPRS Shareholders' Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

            9.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

      If to either of the
      TPR Equity Owners:      TPR & Partners N.V.
                              WTC Amsterdam Airport
                              Schiphol boulevard 189
                              1118 BG SCHIPHOL AIRPORT
                              The Netherlands
                              Telephone: (31) (20) 316-4111
                              Facsimile: (31) (20) 316-4114

      With a copy to:         Buruma Maris
                              Scheveningseweg 66
                              P.O. Box 84046
                              2508 AA The Hague
                              Attention: Monique A.J. Vreeburg
                              Telephone: 011-31-70-352-9300
                              Facsimile: 011-31-70-352-3711

      If to WPS Ltd.:         W.P. Stewart & Co., Ltd.
                              129 Front Street, 5th Floor
                              P.O. Box HM 2905
                              Hamilton HM LX
                              Bermuda
                              Telephone: (441) 299-5454
                              Facsimile: (441) 299-6566

          With a copy to:   Anderson Kill & Olick, P.C.
                            1251 Avenue of the Americas
                            New York, N.Y. 10020-1182
                            Attention: Michael W. Stamm, Esq.
                            Telephone: (212) 278-1702
                            Facsimile: (212) 278-1733

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

            All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 9.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 9.3, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 9.3, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 9.3).

            9.4 Choice of Law; Choice of Forum. This Agreement shall be construed and interpreted and the rights of the parties hereto shall be determined in accordance with the laws of Bermuda, without giving effect to any choice of law or conflict provision or rule (whether of Bermuda or any other jurisdiction) that would cause the laws of any jurisdiction other than Bermuda to be applied. In furtherance of the foregoing, the internal law of Bermuda will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Each of the parties hereto consents that any legal action or proceeding related to this Agreement may be brought in any appropriate court in Bermuda or The Netherlands and waives any objection that it may now or hereafter have to the venue of any such action.

            9.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (which form a part of this Agreement and are incorporated into this Agreement for all purposes), constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            9.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            9.9 Singulars and Plurals. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural, in each case, as applicable.

            9.10 Expenses. Except as otherwise provided herein, the TPRS Equity Owners shall be responsible for the TPR Expenses, and WPS Ltd. shall be responsible for the WPS Ltd. Expenses.

            9.11 Publicity. Unless required to do so by applicable law or legal process, prior to the Closing Date, no party hereto shall issue any press release or make any public statement regarding the Transaction Documents or the transactions contemplated thereby without the prior written approval of the other parties (which approval may not be unreasonably withheld or delayed). If any party hereto is required by law or legal process to make any public statement regarding the Transaction Documents or the transactions contemplated thereby, such party must first provide to the other parties the content of the proposed public statement, the reasons that such disclosure is required by law or legal process, and the time and place that the public statement will be made, in each case to the extent permitted by law or legal process and to the extent reasonably practicable.

            9.12 Remedies. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party hereto will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

            9.13 Confidential Information. The parties hereto acknowledge that the transactions contemplated by the Transaction Documents are of a confidential nature. Each party hereto further acknowledges that, in connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, it will have access to confidential information relating to the other parties. The parties hereto agree that they will treat as confidential, will not duplicate (except to their respective Representatives in connection with the transactions contemplated by the Transaction Documents) or use, and will maintain the confidentiality of (and will use their respective best efforts to cause and be responsible for the Representatives of such party to maintain the confidentiality of), any written, oral, or other information obtained from the other parties in connection with the Transaction Documents or the transactions contemplated thereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or
(c) the furnishing or use of such information is required by applicable law or legal process. In the event of the termination of this Agreement for any reason whatsoever, each party hereto shall destroy or return to the other all parties documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated by the Transaction Documents and will keep confidential (and will so instruct and be responsible for its Representatives and others who have had access to confidential information) and will not use any such information, unless such information is now, or is hereafter, disclosed through no act or omission of such party, in any manner making it available to the general public.

            9.14 Effective Time. The parties agree that notwithstanding the actual Closing Date, the transactions contemplated by the Transaction Documents shall be deemed to have been consummated at the Effective Time.

            9.15 Further Assurances. On and after the Closing Date, each party will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

                THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY
                       LEFT BLANK. SIGNATURE PAGES FOLLOW.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                        W.P. STEWART & CO. LTD.

                                        By: /s/ John C. Russell
                                            ------------------------------------
                                            Name:  John C. Russell
                                            Title: MANAGING DIRECTOR


                                        TPR & PARTNERS, N. V

                                        By: /s/ Peter Jan Rubingh
                                            ------------------------------------
                                            Name:  PETER JAN RUBINGH
                                            Title: MANAGING DIRECTOR


                                        TPR CURACAO N.V.

                                        By: /s/ B.A. Vis
                                            ------------------------------------
                                            Name:  B.A. VIS
                                            Title: MANAGING DIRECTOR

                                                                       EXHIBIT A
                                                                       TO SHARE
                                                                       EXCHANGE
                                                                       AGREEMENT

                            Total Shares of TPRS       TPRS Exchange
TPRS Equity Owner           Capital Stock Owned        Shares to be Conveyed
-----------------           -------------------        ---------------------
TPR & Partners, N.V.              17,400                      8,700

TPR Curacao N.V.                  12,600                      6,300

                                                                     EXHIBIT B-1

                              ASSIGNMENT AGREEMENT

            ASSIGNMENT AGREEMENT (the "Agreement") dated as of May 19, 1999 between TPR Curacao N.V., a corporation organized under the laws of The Netherlands Antilles ("TPR"), and TPRS Services N.V., a corporation organized under the laws of The Netherlands Antilles ("TPRS").

            WHEREAS, TPR desires to assign to TPRS, TPR's right to receive certain payments; and

            WHEREAS, TPRS desires to accept such assignment.

            NOW THEREFORE, in consideration of the premises and other covenants and conditions contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. For the purposes of this Agreement, the following terms have the meanings indicated below:

            "Assigned Payments" shall mean all of TPR's right, title and interest in and to all compensation payable to TPR pursuant to the Cooperation Agreement dated as of May __, 1999 by and between TPR and W.P. Stewart Asset Management Ltd. ("WPS") with respect to the first $472,969,000 in assets under management in W.P. Stewart Holdings NV, a fund managed by WPS (the "Fund") as such assets may, following the date of this Agreement, be adjusted upward or downward based upon the performance of the Fund.

            "Effective Date" shall mean 12:01 a.m. on January 1, 1999.

            "Liens" shall mean any and all liens, security interests, changes, claims or encumbrances of any nature whatsoever.

            2. Conveyance of Assigned Payments. TPR does hereby sell, convey, transfer and assign to TPRS and its successors and assigns, forever, all of TPR's right, title and interest in, to and under the Assigned Payments from and after the Effective Date, free and clear of all Liens. TPR hereby directs the Fund to pay all Assigned Payments directly to TPRS.

            3. Binding Upon Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

            4. Governing Law. This Agreement shall be construed according to the laws of The Netherlands Antilles without regard to any conflicts of laws provisions thereof.

Each of the parties hereto consents that any legal action or proceeding related to this Agreement may be brought in any appropriate court in The Netherlands Antilles or The Netherlands and waives any objection that it may now or hereafter have to the venue of such action.

            5. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        TPR CURACAO N.V.

                                        By: /s/ B. A. Vis
                                            -----------------------------------
                                            Name:  B. A. Vis
                                            Title: Managing Director


                                        TPRS SERVICES N.V.

                                        By: ____________________________________
                                            Name:
                                            Title:

ACKNOWLEDGED, AGREED AND ACCEPTED:

W.P. STEWART ASSET MANAGEMENT LTD.

By:    /s/ John C. Russell
       ----------------------------
       Name:  John C. Russell
       Title: Deputy Chairman

W.P. STEWART HOLDINGS NV

By: ____________________________________
    Name:
    Title:

                                                                     EXHIBIT B-2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") dated as of May 19, 1999 between TPR & Partners, N.V., a corporation organized under the laws of The Netherlands ("TPR"), and TPRS Services N.V., a corporation organized under the laws of The Netherlands Antilles ("TPRS").

            WHEREAS, TPR desires to assign to TPRS certain assets of TPR specified herein; and

            WHEREAS, TPRS desires to accept such assignment and to assume certain obligations and liabilities related to such assets, as specified herein.

            NOW THEREFORE, in consideration of the premises and other covenants and conditions contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows: 1. Definitions. For the purposes of this Agreement, the following terms have the meanings indicated below:

            "Assigned Assets" shall mean all of TPR's right, title and interest in and to the Fee Arrangements.

            "Assumed Liabilities" shall mean all obligations and liabilities of TPR related to or arising under the Fee Arrangements as a result of acts or omissions of TPR occurring on or after the Effective Date.

            "Effective Date" shall mean 12:01 a.m. on January 1, 1999.

            "Excluded Liabilities" shall mean all obligations and liabilities of TPR related to or arising under the Fee Arrangements as a result of acts or omissions of TPR occurring prior to the Effective Date.

            "Fee Arrangements" shall mean (i) the Agreement dated July 1, 1998 by and between TPR and W.P. Stewart & Co., Ltd., as amended by a first amendment thereto dated December 31, 1998, and (ii) the Agreement dated July 1, 1998 by and between TPR and W.P. Stewart Asset Management Ltd., as amended by a first amendment thereto dated December 31, 1998.

            "Liens" shall mean any and all liens, security interests, changes, claims or encumbrances of any nature whatsoever.

            2. Conveyance of Assigned Assets. TPR does hereby sell, convey, transfer and assign to TPRS and its successors and assigns, forever, all of TPR's right, title and interest in, to and under the Assigned Assets existing at the Effective Date, free and clear of all Liens.

            3. Assumption of Assumed Liabilities. TPRS does hereby assume and agree to timely discharge the Assumed Liabilities. It is expressly understood that TPRS does not and shall not be deemed hereby to assume any Excluded Liabilities or obligations or liabilities of TPR of any kind or nature whether related to the Assigned Assets or otherwise except for the Assumed Liabilities.

            4. Indemnification. TPR hereby agrees to indemnify and hold harmless TPRS and its directors, officers and affiliates (including, without limitation, its stockholders) from and to reimburse TPRS and its directors, officers and affiliates (including, without limitation, its stockholders) for any and all losses, damages, liabilities and claims and all fees, costs and expenses (including, without limitation, any and all reasonable legal expenses) of any kind related, arising out of, based upon or resulting from the Excluded Liabilities.

            5. Binding Upon Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

            6. Governing Law. This Agreement shall be construed according to the laws of The Netherlands Antilles without regard to any conflicts of laws provisions thereof. Each of the parties hereto consents that any legal action or proceeding related to this Agreement may be brought in any appropriate court in The Netherlands Antilles or The Netherlands and waives any objection that it may now or hereafter have to the venue of such action.

            7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        TPR & PARTNERS, N.V.

                                        By:    /s/ Peterian P. Rubingh
                                               ---------------------------------
                                               Name:  Peterian P. Rubingh
                                               Title: Managing Director

                                        TPRS SERVICES N.V.

                                        By: ____________________________________
                                            Name:
                                            Title:

The undersigned hereby consent
to the transactions contemplated by
this Agreement:

W.P. STEWART & CO., LTD.

By:    /s/ John C. Russell
       ----------------------------
       Name:  John C. Russell
       Title: Managing Director

W.P. STEWART ASSET MANAGEMENT LTD.

By:    /s/ John C. Russell
       ----------------------------
       Name:  John C. Russell
       Title: Managing Director

                                                                       EXHIBIT C
                                                                       TO SHARE
                                                                       EXCHANGE
                                                                       AGREEMENT

1. Agreement dated July 1, 1998 by and between TPR Netherlands and WPS Ltd, as amended by a first amendment thereto dated December 31, 1998.

2. Agreement dated July 1, 1998 by and between TPR Netherlands and W.P. Stewart Asset Management Ltd., as amended by a first amendment thereto dated December 31, 1998.

                                                                       EXHIBIT D

                           ACCOUNT SERVICING AGREEMENT

            This Account Servicing Agreement dated as of January 1, 1999 is between W.P. Stewart & Co., Ltd., a Bermuda company ("WPS Ltd.") and TPR & Partners, NV, a corporation organized under the laws of The Netherlands ("TPR Netherlands").

                                     RECITAL

            WPS Ltd. wishes to retain TPR Netherlands to perform the services described herein with respect to the Serviced Accounts (as defined below).

                                   ----------

            In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, WPS Ltd. and TPR Netherlands agree as follows:

            1. Definitions. The following terms shall have the following meanings when used herein:

                  "Eligible Additional Contribution" shall mean an additional contribution made after January 1, 1999 to either an Original Account or an Eligible New TPRS Account, subject in each case to the following conditions: (i) each such contribution shall be eligible to be included in the accounts with respect to which fees are payable to TPRS under the TPRS Fee Agreements and (ii) TPR Netherlands shall have confirmed that no split of investment advisory, management or performance fees with respect to such additional contribution is payable to TPR Netherlands or its affiliates (other than TPRS) under any other fee sharing agreement.

                  "Eligible New TPRS Account" shall mean each new client account that at any time subsequent to January 1, 1999 becomes an account that (i) is eligible to be included in the accounts with respect to which fees are payable to TPRS under the TPRS Fee Agreements and (ii) TPR Netherlands has confirmed is not an account with respect to which TPR Netherlands or any of its affiliates (other than TPRS) is entitled to a split of investment advisory, management or performance fees under any other fee sharing agreement.

                  "Original Account" shall mean each of the money management accounts listed on the schedule attached hereto.

                  "Serviced Account" shall mean each Original Account and Eligible New TPRS Account, including any Eligible Additional Contributions to either.

                  "TPRS Fee Agreements" shall mean (i) the Agreement dated July 1, 1998 by and between TPR and WPS Ltd., as amended by a first amendment thereto dated December 31, 1998 and (ii) the Agreement dated July 1, 1998 by and between TPR and W.P. Stewart Asset Management Ltd., as amended by a first amendment thereto dated December 31, 1998.

            2. Services. TPR Netherlands shall perform the following services with respect to the Serviced Accounts:

                  (a) receive and review duplicates of all transactions and correspondence relating to Serviced Accounts sent to owners of such accounts by
(i) WPS Ltd. or any of its affiliates or (ii) Neuberger Berman LLC, as custodian, or any other custodian appointed with respect to any Serviced Account;

                  (b) review on a weekly basis the performance of Serviced Accounts;

                  (c) meet on a regular periodic basis with the owners of Serviced Accounts to review the performance of those accounts and to explain the investment philosophy utilized in the management of such accounts;

                  (d) answer clients' questions regarding Serviced Accounts; and

                  (e) where applicable, coordinate any tax considerations applicable to a Serviced Account.

            3. Compensation. As compensation for its services hereunder, WPS Ltd. shall pay to TPR Netherlands a quarterly fee computed by multiplying (i) the total value of the Serviced Accounts as of the close of business on the first business day of a calendar quarter by (ii) 0.025% (2.5 basis points). The fee with respect to any quarter shall be payable not later than the day forty-five (45) days after the first day of such quarter.

            4. Termination. This Agreement may be terminated by either party (i) at any time that there are no Serviced Accounts or (ii) by the delivery of written notice of termination in the event of a material breach by the other party of its obligations hereunder.

            5. Certain Regulatory Matters. TPR Netherlands shall perform its obligations hereunder in accordance with all laws and rules applicable to it and shall not engage in any activities for itself or on behalf of WPS Ltd. or any affiliate of WPS Ltd. in any state or jurisdiction in which such activities would be unlawful.

            6. No Advertising. TPR Netherlands acknowledges that WPS Ltd. does not permit any advertising or sales literature relating to it or its affiliates, or its or their business other than materials provided by WPS Ltd., and agrees to abide by such prohibition.

            7. Support. Upon the request of TPR Netherlands, WPS Ltd. will provide to TPR Netherlands adequate support necessary to enable TPR Netherlands to be able to perform its duties hereunder.

            8. Notices. Any notice or communication given by either party in connection with this Agreement shall be in writing and delivered to the other party by registered or certified mail, postage prepaid, as follows:

            (a)   If to WPS Ltd., to:

                  W.P. Stewart & Co., Ltd.
                  Trinity Hall
                  43 Cedar Avenue
                  P.0. Box HM 2905
                  Hamilton HM LX
                  Bermuda
                  Attention: John C. Russell

            (b)   If to TPR Netherlands, to:

                  TPR & Partners, NV
                  WTC Amsterdam Airport
                  Schiphol boulevard 189
                  1118 BG SCHIPHOL AIRPORT
                  The Netherlands

or to such other address as either party shall furnish by written notice sent to the other in accordance with the provisions of this Section.

            9. Assignment. The obligations of each party hereto are personal and neither they, nor this Agreement, may be assigned or transferred in any manner whatsoever, in whole or in part, nor are such obligations or such Agreement subject to involuntary alienation, assignment or transfer; provided, however, that WPS Ltd. may assign this Agreement and its obligations hereunder to any affiliate.

            10. Further Assurances. Each of the parties hereto shall cooperate to implement and effectuate the provisions of this Agreement and shall execute and deliver all additional documents and instruments, and shall do any and all acts and things reasonably requested in connection with the performance of the obligations undertaken in this Agreement and otherwise to effectuate in good faith the intent of the parties under this Agreement.

            11. Governing Law; Jurisdiction; This Agreement shall be governed by and construed under and in accordance with the laws of Bermuda without reference to choice of law provisions thereof. Each of the parties hereto consents that any legal action or proceeding related to this Agreement may be brought in any appropriate court in Bermuda or

The Netherlands and waives any objection that it may now or hereafter have to the venue of any such action.

            12. Legal Costs. In the event either party brings any legal action or proceedings including arbitration, to enforce the obligations of the other party pursuant to this Agreement, the losing party in any such action shall reimburse the prevailing party for the costs, including without limitation reasonable fees and disbursements of counsel, incurred by the prevailing party in connection with such action or proceeding.

            13. Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any written or oral agreement between WPS Ltd. and TPR Netherlands relating thereto. This Agreement may be changed only by a written instrument signed by both of the parties.

            14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute on e and the same instrument.

            15. Severability. If any one or more provisions of this Agreement shall be declared illegal or unenforceable under any law, rule or regulation of any federal, state or local government, or any agency or bureau thereof, having jurisdiction over either of the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions hereof, and the parties shall use reasonable efforts to modify this Agreement, to the extent possible, so as to eliminate such invalidity.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

W.P. STEWART & CO., LTD.                TPR & PARTNERS NV


By:    /s/ John C. Russell              By:    /s/ Peter Jan Rubingh
       ----------------------------            ---------------------------------
Name:  John C. Russell                  Name:  Peter Jan Rubingh
       ----------------------------            ---------------------------------
Title: Managing Director                Title: Managing Director
       ----------------------------            ---------------------------------

                                                                       EXHIBIT E

                           STOCK RESTRICTION AGREEMENT

            STOCK RESTRICTION AGREEMENT, dated as of May 19, 1999 (the `Agreement") between W.P. Stewart & Co. Ltd., a Bermuda company ("WPS Ltd") and TPR & Partners, N.V., a corporation organized under the laws of the Netherlands ("TPR Netherlands") and TPR Curacao N.V., a corporation organized under the laws of The Netherlands Antilles ("TPR Curacao" and, together with TPR Netherlands, the "TPRS Equity Owners").

                                    Recitals

            In accordance with the terms of the Share Exchange Agreement, dated as of May 19, 1999, between WPS Ltd and the TPRS Equity Owners (the "Share Exchange Agreement"), WPS Ltd has issued to the TPRS Equity Owners the WPS Ltd Exchange Shares (as defined in the Share Exchange Agreement); and

            In order to induce WPS Ltd to issue the WPS Ltd Exchange Shares and to satisfy a condition to the consummation of the transactions contemplated by the Share Exchange Agreement, the TPRS Equity Owners are willing to agree to certain restrictions on the transfer of the WPS Ltd Exchange Shares and to provide for certain circumstances under which the WPS Ltd Exchange Shares will be subject to automatic repurchase, on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the covenants and conditions contained herein and in the Share Exchange Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1. Share Exchange Agreement Defined Terms. Terms defined in the Share Exchange Agreement shall when, used herein, have the meanings ascribed to them in the Share Exchange Agreement.

            1.2. Other Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

                  "2000 Vesting Date" shall mean January 1, 2000.

                  "2001 Vesting Date" shall mean January 1, 2001.

                  "2002 Vesting Date" shall mean January 1, 2002.

                  "2003 Vesting Date" shall mean January 1, 2003.

                  "Anniversary Shortfall" shall mean as of any Vesting Date the amount, if any, by which (i) the sum of (x) the Market Adjusted Value of the TPRS Retained Accounts as of such Vesting Date (including the Market Adjusted Value of any additional contributions to all Original TPRS Accounts and New TPRS Accounts included in the TPRS Retained Accounts as of such date) plus (y) the Market Adjusted Value of the Fund Assets Under Management as of such Vesting Date is less than (ii) the sum of (x) the value of the Original TPRS Accounts as of the Effective Date (as set forth on Schedule A attached hereto) plus (y) the value of the Fund Assets Under Management as of the Effective Date (as set forth on Schedule A attached hereto).

                  "Annual Vesting Installment" shall mean a number of WPS Ltd Exchange Shares equal to twenty (20%) percent of the total number of WPS Ltd Exchange Shares.

                  "Fund Assets Under Management" shall mean the assets under management of W.P. Stewart Holdings NV (or any affiliate of W.P. Stewart Holdings NV to whom such assets are assigned) or any successor of W.P. Stewart Holdings NV (or any affiliate of such successor to whom such assets have been assigned).

                  "Eligible Additional Contribution" shall mean an additional contribution made after the Effective Date to either an Original TPRS Account or an Eligible New TPRS Account, subject in each case to the following conditions:
(i) each such contribution shall be eligible to be included in the accounts with respect to which fees are payable to TPRS under the TPRS Fee Agreements and (ii) each TPRS Equity Owner shall have confirmed that neither it nor any of its affiliates (other than TPRS) is entitled to any split of investment advisory, management or performance fees with respect to such additional contribution under any other fee sharing agreement to which either is a party.

                  "Market Adjusted Value" when used with respect to the Fund Assets Under Management, an Original TPRS Account or an Eligible New TPRS Account (and including any Eligible Additional Contribution to an Eligible New TPRS Account or Original TPRS Account) shall mean, as of any date of determination, the value thereof adjusted to eliminate any change in such value due to increases or decreases in the market value thereof since the Effective Date (in the case of the Fund Assets Under Management and an Original TPRS Account), the date of the establishment of such account (in the case of an Eligible New TPRS Account) or the date of such additional contribution (in the case of any Eligible Additional Contribution to an Original TPRS Account or an Eligible New TPRS Account made after the Effective Date or the date of establishment of the account).

                  "Eligible New TPRS Account" shall mean each new client account that at any time subsequent to the Effective Date becomes an account that (i) is eligible to be included in the accounts with respect to which fees are payable to TPRS under the TPRS Fee

Agreements and (ii) each TPRS Equity Owner shall have confirmed that neither it nor any of its affiliates (other than TPRS) is entitled to any split of investment advisory, management or performance fees with respect to such account under any other fee sharing agreement to which either is a party.

                  "Original TPRS Account" shall mean each client account that was as of the Effective Date subject to the TPRS Fee Agreements (as set forth on Schedule B attached hereto).

                  "TPRS Fee Agreements" shall mean the Assigned Agreements (as defined in the Share Exchange Agreement).

                  "TPRS Retained Account" shall mean any Original TPRS Account or Eligible New TPRS Account which, as of any Vesting Date, continues to be an account subject to the TPRS Fee Agreements.

                  "Vested Share" shall mean any WPS Ltd Exchange Share for which the applicable Vesting Date has occurred and on such date the automatic repurchase condition applicable to such Share was not triggered.

                  "Vesting Date" shall refer, collectively or individually to each of the 2000 Vesting Date, the 2001 Vesting Date, the 2002 Vesting Date and the 2003 Vesting Date.

                                    ARTICLE 2

               POOL 1 VESTING AND AUTOMATIC REPURCHASE PROVISIONS

            2.1. Vesting of WPS Ltd Exchange Shares. Twenty (20%) percent of the WPS Ltd Exchange Shares shall vest on the Effective Date. The remaining WPS Ltd Exchange Shares shall vest in the following amounts on the following dates:

                        (i) twenty (20%) percent of the WPS Ltd Exchange Shares shall vest on the 2000 Vesting Date;

                        (ii) twenty (20%) percent of the WPS Ltd Exchange Shares shall vest on the 2001 Vesting Date;

                        (iii) twenty (20%) percent of the WPS Ltd Exchange Shares shall vest on the 2002 Vesting Date; and

                        (iv) twenty (20%) percent of the WPS Ltd Exchange Shares shall vest on the 2003 Vesting Date.

            2.2. Effects of Vesting. Any WPS Ltd Exchange Share that "vested" on a Vesting Date in accordance with Section 2.1 above and was not repurchased as of such date in accordance with Section 2.3 below shall, as of the close of business on the Vesting Date applicable to such Share, cease to subject to the repurchase provisions set forth in Section 2.3 below and the transfer restrictions set forth in Article 3 below.

            2.3. Automatic Repurchase Provision.

                  (a) Automatic Repurchase Condition. On each Vesting Date, the Annual Vesting Installment eligible for vesting on such date shall be subject to automatic repurchase by WPS Ltd to the extent provided in subsection (b) of this
Section 2.3, if as of such Vesting Date there exists an Anniversary Shortfall.

                  (b) Calculation of Repurchased Shares. On any Vesting Date on which the repurchase condition set forth in subsection (a) of this Section 2.3 was triggered, WPS Ltd Exchange Shares included in the Annual Vesting Installment eligible for vesting on such date shall be automatically repurchased by WPS Ltd for consideration of $BD.001 per share (payable in accordance with Section 2.4 below) in an amount determined by multiplying (i) the total number of WPS Ltd Exchange Shares included in such Annual Vesting Installment by (ii) a fraction the numerator of which shall be the Anniversary Shortfall applicable to such Vesting Date and the denominator of which shall be the value of the Original TPRS Accounts as of the Effective Date. Any shares automatically repurchased by WPS Ltd or any Vesting Date in accordance with this Agreement shall be deemed repurchased as of such Vesting Date without the requirement, as between the parties, of any action by WPS Ltd, the TPRS Equity Owners or any other Person.

                  (c) Prepayment of Repurchase Consideration. WPS Ltd has paid to the TPRS Equity Owners on the date hereof, and by executing this Agreement the TPRS Equity Owners acknowledge receipt of, an amount equal to $BD1,152 as prepayment by WPS Ltd in full of the consideration for the repurchase of all WPS Ltd Exchange Shares in accordance with this Agreement. The TPRS Equity Owners agree that they will, upon the written request of WPS Ltd delivered after the 2003 Vesting Date, remit to WPS Ltd any portion of such amount that has not been applied to the repurchase of WPS Ltd Exchange Shares hereunder.

                                    ARTICLE 3

                        TRANSFER RESTRICTIONS AND LEGENDS

            3.1. Transfer Restrictions. Except as permitted by Section 3.3 below, no WPS Ltd Exchange Share may be sold, assigned, transferred or hypothecated until such Share has become a Vested Share.

            3.2. Legends. Each WPS Ltd Exchange Share shall bear the following legend at all times prior to the date on which such Share becomes a Vested
Share:

                  "The shares represented by this certificate are subject to a Stock Restriction Agreement dated as of May __, 1999 which provides for certain restrictions on transfer and sets forth certain circumstances in which these shares will be subject to repurchase by the Company. A copy of such Stock Restriction Agreement may be obtained by the Holder hereof at the Company's principal place of business without charge. The Vesting Date (as defined in such Agreement) applicable to the shares represented by this certificate is _________________."

            3.3. Permitted Transfers. Notwithstanding any provision to the contrary herein, each TPRS Equity Owner shall be permitted to transfer WPS Ltd Exchange Shares to any Permitted TPR Assignee, and any Permitted TPR Assignee may in turn transfer WPS Ltd Exchange Shares owned by it to another Permitted TPR Assignee, if, but only if, each of the following conditions precedent have been satisfied with respect to each such transfer:

                  (i) the transferee in the proposed transfer shall have executed a written undertaking acknowledging notice of, and agreeing to be bound by, the terms of this Agreement applicable to the TPRS Equity Owners;

                  (ii) the transferee in the proposed transfer shall have executed a written guaranty pursuant to which such transferee will agree to guaranty (on a basis in which recourse is strictly limited to the WPS Ltd Exchange Shares received by such transferee) any liability that the TPRS Equity Owner involved in such transfer may have to WPS Ltd under the indemnification provisions set forth in Article 8 of the Share Exchange Agreement; and

                  (iii) the transferee in the proposed transfer will authorize the Agent (as defined below) to retain physical possession of the certificate representing the WPS Ltd Exchange Shares owned by such transferee in accordance with the provisions of Article 4 of this Agreement.

                                    ARTICLE 4

                      APPOINTMENT OF AGENT WITH RESPECT TO
          UNVESTED SHARES OWNED BY PERMITTED TPR ASSIGNEES TRANSFEREES

            4.1. Appointment of Agent. The TPRS Equity Owners hereby appoint TPR Netherlands as the agent (the "Agent") to retain physical possession of all certificates representing WPS Ltd Exchange Shares that have been transferred to a Permitted TPR Assignee until such shares become Vested Shares in accordance with the terms of this Agreement.

            4.2. Rights. Notwithstanding the physical possession by the Agent of any WPS Ltd Exchange shares owned by a Permitted TPR Assignee (i) such Permitted TPR Assignee shall be the registered, record owner of all WPS Ltd Exchange Shares owned by it,

(ii) all voting or consensual rights relating to such WPS Ltd Exchange Shares may be exercised by such Permitted TPR Assignee and (iii) such Permitted TPR Assignee shall have the right to receive all dividends or other distributions made in respect of the WPS Ltd exchange Shares owned by it.

                                    ARTICLE 5

                                  MISCELLANEOUS

            5.1. Notices. Any notice hereunder to a party shall be deemed to be properly served if in writing and delivered or mailed to, in the case of WPS Ltd (with a contemporaneous copy by telex or facsimile transmission):

in the case of:

                W.P. Stewart & Co., Ltd.
                Trinity Hall
                43 Cedar Avenue
                P.O. Box HM LX
                Bermuda
                Attention: Managing Director
                Telephone: (441) 299-5454
                Facsimile: (441) 299-6566

in the case of TPR Netherlands
or TPR Curacao:

                TPR & Partners NV
                WTC Amsterdam Airport
                Schipholboulevard 189
                1118 BG Schiphol Airport
                The Netherlands
                Attention: Mr. Peter J. Rubingh
                Telephone No.: 011-31-20-316-41-11
                Telecopy No.: 011-31-20-316-41-14

or to such other address as may have been furnished in writing by such party to the other parties to this Agreement, and shall be deemed to have been given as of the time delivered or mailed registered or certified mail, postage paid, except that notice of termination pursuant hereto shall be effective only upon receipt.

            5.2. Prior Agreements; Modifications; Waivers. This Agreement shall supersede all other prior agreements, documents or other instruments with respect to the matters covered hereby. This Agreement may be amended or modified at any time by written agreement of the patties hereto, at any time before or after approval thereof by the stockholders of either or both constituent corporations.

            5.3. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

            5.4. Governing Law; Jurisdiction; Choice of Forum. This Agreement shall be governed by and construed under and in accordance with the laws of Bermuda without reference to choice of law provisions thereof. Each of the parties hereto consents that any legal action or proceeding related to this Agreement may be brought in any appropriate court in Bermuda or The Netherlands and waives any objection that it may now or hereafter have to the venue of any such action.

            5.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officers as of the date first above written.

                                        W.P. STEWART & CO., LTD.


                                        By:    /s/ John C. Russell
                                           -------------------------------------
                                        Title: Managing Director

                                        TPR & PARTNERS, N.V.


                                        By:    /s/ Peter Jan Rubingh
                                           -------------------------------------
                                        Title: Managing Director

                                        TPR CURACAO N.V.


                                        By:    /s/ B. A. Vis
                                           -------------------------------------
                                        Title: Managing Director

                                                                   Schedule A to
                                                                   TPR Stock
                                                                   Restriction
                                                                   Agreement

Value of Original
TPRS Accounts
as of Effective Date    $522,809,709

Value of Fund Assets
Under Management as
of Effective Date       $472,969,000

                                  SCHEDULE 5.4

            WPS Ltd. must obtain the consent of the Bermuda Monetary Authority in order to issue the WPS Ltd. Exchange Shares to the TPRS Equity Owners.